Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus, of our report dated March 29, 2023, with respect to the consolidated financial statements of The OLB Group, Inc. as of December 31, 2022 and for the year then ended, which report is included in the Annual Report of The OLB Group, Inc. on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

June 20, 2024